EXHIBIT 5.2
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                                  May 22, 2002

W. R. Berkley Corporation
W. R. Berkley Capital Trust II
475 Steamboat Road
Greenwich, CT 06830

      Re:   W. R. Berkley Corporation
            W. R. Berkley Capital Trust II
            Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Delaware counsel for W. R. Berkley Corporation, a Delaware corporation (the "Company"), and W. R. Berkley Capital Trust II, a Delaware business trust (the "Trust"), in connection with the Company's Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration and sale of certain securities from time to time by the Company, the Trust and W. R. Berkley Capital Trust III, including preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities").

     The Preferred Securities are to be issued pursuant to an Amended and Restated Trust Agreement of the Trust to be entered into among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware Trustee and certain individuals named therein as the administrative trustees (the "Trust Agreement").

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

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     (a) The Certificate of Trust of the Trust, dated March 22, 2001 (the
"Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 22, 2001;

     (b) The Trust Agreement of the Trust, dated March 22, 2001, by and among the Company and the trustees of the Trust named therein (the "Original Agreement");

     (c) A form of the Trust Agreement;

     (d) The Registration Statement; and

     (e) A Certificate of Good Standing for the Trust obtained from the Secretary of State on or about the date hereof.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Original Agreement and the Certificate have been duly authorized, executed and delivered by the parties thereto and that the Original Agreement and the Certificate are in full force and effect and have not been amended, (ii) that, at or prior to the time of issuance of the Preferred Securities, there shall not have occurred an event of dissolution or termination with respect to the Trust, (iii) that, at the time of the execution and delivery of the Trust Agreement, the parties to the Trust Agreement shall be duly organized, validly existing and in good standing (as applicable) and shall have the corporate or other power to enter into and perform all obligations under

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the Trust Agreement, (iv) the legal capacity of natural persons who are parties or are to become parties to the documents examined by us, (v) that the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Trust Agreement or Preferred Securities. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.C. Sections 3801, et seq.

     2. When (i) the Trust Agreement to be entered into in connection with the issuance of the Preferred Securities has been duly authorized, executed and delivered by the Company and the trustees named therein, and (ii) the Preferred Securities are issued, delivered and paid for in accordance with the Trust Agreement, the Registration Statement and any supplemental prospectus, and the applicable underwriting agreement or other agreement, such Preferred Securities will be duly authorized by the Trust pursuant to the Trust Agreement and will represent validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

     3. The holders of duly issued Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that such holders of Preferred Securities may be obligated to

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make payments and provide indemnity or security as set forth in the Trust
Agreement.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We hereby consent to reliance on this opinion by Willkie Farr & Gallagher in connection with any opinion or advice which they may render with respect to the Trust or the Company. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                          Very truly yours,

                          /s/ Prickett, Jones & Elliott

                          Prickett, Jones & Elliott